SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

Date of Report: January 28, 1999

                           Titan Pharmaceuticals, Inc.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

            0-27436                                       94-3171940
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    (Commission File Number)                   (IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, California     94080
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (650) 244-4990
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Item 5. Other Events

      On January 27, 1999, the Registrant completed a private placement to accredited investors pursuant to which it sold an aggregate of 2,254,545 shares of Common Stock for net proceeds of approximately $5.79 million, after deducting fees and commissions and other expenses of the offering (the "Offering"). Evolution Capital, Inc. and Leerink Swann & Company acted as placement agents for a portion of the transaction. Two directors of the Registrant participated in the Offering.

      The Company has agreed to use its best efforts to effect the registration of the shares under the Securities Act of 1933, as amended, in 90 days.

      As a result of anti-dilution provisions triggered by the Offering, the exercise price of the Company's Class A Warrants has been reduced from $6.20 to $6.02.

      Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibits

            20.1 Press Release dated January 28, 1999


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TITAN PHARMACEUTICALS, INC.


                                    By: /s/ Louis R. Bucalo
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                                        Louis R. Bucalo, M.D.
                                        President and Chief Executive Officer

Dated: January 28, 1999